EXHIBIT 99.1

JOINT FILING AGREEMENT

The undersigned hereby agree that a single Schedule 13D (or any amendment thereto) relating to the common stock of Weave Communications, Inc. shall be filed on behalf of each of the undersigned and that this Agreement shall be filed as an exhibit to such Schedule 13D.

Dated:  December 5, 2025

Crosslink Capital, Inc.

By:

/s/ Maureen Offer

Name: Maureen Offer

Title: Chief Financial Officer

Crosslink Capital Management, LLC

By:

/s/ Maureen Offer

Name: Maureen Offer

Title: Chief Financial Officer

/s/ Michael J. Stark

Michael J. Stark